Sub-Item 77QI(a)
Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated August 19, 2011, to the Declaration of Trust dated
November 5, 2004. Incorporated herein by reference to the Registrant s
Registration Statement as filed with the Securities and Exchange Commission on August 19, 2011 (Accession Number 0001193125-11-227304).